As filed with the U.S. Securities and Exchange Commission on June 6, 2025.

Registration No. 333-276932

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1

TO FORM S-1 ON

FORM S-3

REGISTRATION STATEMENT

UNDER THE SECURITIES ACT OF 1933

Airship AI Holdings, Inc.
(Exact name of registrant as specified in its charter)

Delaware	93-4974766
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

8210 154th Ave NE

Redmond, WA 98052

Tel: (877) 462-4250

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Victor Huang

8210 154th Ave NE

Redmond, WA 98052

Tel: (877) 462-4250

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Mitchell S. Nussbaum David J. Levine Loeb & Loeb LLP 345 Park Avenue New York, NY 10154 Telephone: (212) 407-4000

Approximate date of commencement of proposed sale to public: From time to time after this registration statement becomes effective, as determined by the selling securityholders.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to Section 8(a) of the Securities Act, may determine.

EXPLANATORY NOTE

On February 7, 2024, the registrant filed with the Securities and Exchange Commission (the “SEC”) a Registration Statement on Form S-1 (No. 333-276932), which was amended by pre-effective Amendment No. 1, filed March 6, 2024, pre-effective Amendment No. 2, filed April 10, 2024 and pre-effective Amendment No. 3, filed April 30, 2024, and declared effective by the SEC on May 8, 2024 (as amended, the “Form S-1”). The Form S-1 was filed to register the resale from time to time by the selling securityholders identified therein of shares of the Company’s common stock, par value $0.0001 per share. The Form S-1 also registered the shares of common stock issuable upon exercise of the public warrants included in the units sold in the registrant’s initial public offering.

This Post-Effective Amendment No. 1 to Form S-1 on Form S-3 is being filed to convert the Form S-1 into a Registration Statement on Form S-3, and contains an updated prospectus relating to the offering and sale of the shares of common stock that were registered on the Form S-1.

All applicable registration and filing fees were paid by the registrant in connection with filing the Form S-1.

The information contained in this preliminary prospectus is not complete and may be changed. These securities may not be sold until the registration statement filed with the Securities and Exchange Commission is effective. This preliminary prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

PROSPECTUS	SUBJECT TO COMPLETION DATED JUNE 6, 2025

AIRSHIP AI HOLDINGS, INC.

18,092,575 Shares of Common Stock

16,184,612 Shares of Common Stock Underlying Public Warrants

This prospectus relates to the resale, from time to time, of up to 18,092,575 shares of our common stock, par value $0.0001 per share (“Common Stock”), by the selling securityholders identified in this prospectus under “Selling Securityholders” (the “Selling Securityholders”).

In addition, this prospectus relates to the issuance by us of up to 16,184,612 shares of Common Stock that are issuable upon the exercise of the public warrants at an exercise price per share of $4.50 (the “Public Warrants”) contained in the units sold at a price of $10.00 per unit in our initial public offering (the “IPO”)

The Selling Securityholders may sell or otherwise dispose of the Common Stock covered by this prospectus in a number of different ways and at varying prices. We provide more information about how the Selling Securityholders may sell or otherwise dispose of the Common Stock covered by this prospectus in the section entitled “Plan of Distribution” beginning on page 12. Discounts, concessions, commissions and similar selling expenses attributable to the sale of Common Stock covered by this prospectus will be borne by the Selling Securityholders. We will pay all expenses (other than discounts, concessions, commissions and similar selling expenses) relating to the registration of the Common Stock with the U.S. Securities and Exchange Commission (the “SEC”).

Our Common Stock is listed on The Nasdaq Global Market under the symbol “AISP.” Our Public Warrants are listed on The Nasdaq Capital Market under the symbol “AISPW.” On June 2, 2025, the last reported sales price of our Common Stock was $4.80 per share and the last reported sales price of our Public Warrants was $1.46 per warrant.

Investing in our securities involves a high degree of risk. You should carefully consider the risk factors incorporated by reference from our filings with the SEC under the Securities Exchange Act of 1934, as amended, including particularly the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2024, before you invest in our securities.

Neither the SEC nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is __________, 2025.

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ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement on Form S-3 that we filed with the SEC. You should read this prospectus and the information and documents incorporated by reference carefully. Such documents contain important information you should consider when making your investment decision. See “Where You Can Find More Information” on page 15 and “Information Incorporated by Reference” on page 15 in this prospectus.

This prospectus may be supplemented from time to time to add, to update or change information in this prospectus. Any statement contained in this prospectus will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in a prospectus supplement modifies or supersedes such statement. Any statement so modified will be deemed to constitute a part of this prospectus only as so modified, and any statement so superseded will be deemed not to constitute a part of this prospectus. You may only rely on the information contained in this prospectus or that we have referred you to. We have not authorized anyone to provide you with different information. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any securities other than the securities offered by this prospectus. This prospectus and any future prospectus supplement do not constitute an offer to sell or a solicitation of an offer to buy any securities in any circumstances in which such offer or solicitation is unlawful. Neither the delivery of this prospectus or any prospectus supplement nor any sale made hereunder shall, under any circumstances, create any implication that there has been no change in our affairs since the date of this prospectus or such prospectus supplement or that the information contained by reference to this prospectus or any prospectus supplement is correct as of any time after its date.

This prospectus contains summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. Copies of some of the documents referred to herein have been filed, will be filed or will be incorporated by reference as exhibits to the registration statement of which this prospectus is a part, and you may obtain copies of those documents as described below under “Where You Can Find More Information.”

The Selling Securityholders are offering the shares of Common Stock only in jurisdictions where such offer is permitted. The distribution of this prospectus and the sale of the shares of Common Stock in certain jurisdictions may be restricted by law. Persons outside the United States who come into possession of this prospectus must inform themselves about, and observe any restrictions relating to, the distribution of this prospectus and the sale of the shares of Common Stock outside the United States. This prospectus does not constitute, and may not be used in connection with, an offer to sell, or a solicitation of an offer to buy, the shares of Common Stock by any person in any jurisdiction in which it is unlawful for such person to make such an offer or solicitation. If there is any inconsistency between the information in this prospectus and the applicable prospectus supplement, you should rely on the prospectus supplement. Before purchasing any securities, you should carefully read both this prospectus and the applicable prospectus supplement, together with the additional information described under “Where You Can Find More Information” and “Information Incorporated by Reference.”

When we refer to the “Company,” “we,” “our,” “us” or similar terms, we mean Airship AI Holdings, Inc., a Delaware corporation, and its subsidiaries, including Airship AI, Inc., a Washington corporation (“Airship AI”), unless otherwise specified. When we refer to “you,” we mean the holders of the applicable series of securities.

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CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

Certain statements in this prospectus may constitute “forward-looking statements” for purposes of the federal securities laws. Forward-looking statements include, but are not limited to, statements regarding the Company or its management team’s expectations, hopes, beliefs, intentions or strategies regarding the future. In addition, any statements that refer to projections, forecasts or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements. The words “anticipate,” “appear,” “approximate,” “believe,” “continue,” “could,” “estimate,” “expect,” “foresee,” “intends,” “may,” “might,” “plan,” “possible,” “potential,” “predict,” “project,” “seek,” “should,” “would” and similar expressions (or the negative version of such words or expressions) may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking.

The forward-looking statements are based on the current expectations of the management of the Company, as applicable, and are inherently subject to uncertainties and changes in circumstances and their potential effects and speak only as of the date of such statement. There can be no assurance that future developments will be those that have been anticipated. These forward-looking statements involve a number of risks, uncertainties or other assumptions that may cause actual results or performance to be materially different from those expressed or implied by these forward-looking statements. These risks and uncertainties include, but are not limited to, those factors described in “Risk Factors,” those discussed and identified in public filings made with the SEC by the Company and the following:

•	changes in the competitive industries and markets in which the Company operates or plans to operate;

•	changes in applicable laws or regulations affecting the Company’s business;

•	the Company’s ability to implement business plans, forecasts, and other expectations and identify and realize additional opportunities;

•	risks related to the Company’s potential inability to achieve or maintain profitability and generate significant revenue;

•	current and future conditions in the global economy, including as a result of economic uncertainty, and its impact on the Company, its business and the markets in which it operates;

•	the Company’s potential inability to manage growth effectively;

•	the Company’s ability to recruit, train and retain qualified personnel;

•	estimates for the prospects and financial performance of the Company’s business may prove to be incorrect or materially different from actual results;

•	risks related to the Company’s marketing and growth strategies;

•	the effects of competition on the Company’s business;

•	expectations with respect to future operating and financial performance and growth, including when the Company will generate positive cash flow from operations; and

•	the Company’s ability to raise funding on reasonable terms as necessary to develop its products in the timeframe contemplated by its business plan.

In addition, there may be events that the Company’s management is not able to predict accurately or over which the Company has no control.

Should one or more of these risks or uncertainties materialize or should any of the assumptions made by the management of the Company proves incorrect, actual results may vary in material respects from those projected in these forward-looking statements.

All subsequent written and oral forward-looking statements concerning matters addressed in this prospectus and attributable to the Company or any person acting on their behalf are expressly qualified in their entirety by the cautionary statements contained or referred to in this prospectus. Except to the extent required by applicable law or regulation, the Company undertakes no obligation to update these forward-looking statements to reflect events or circumstances after the date of this prospectus or to reflect the occurrence of unanticipated events.

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PROSPECTUS SUMMARY

This summary highlights selected information from this prospectus and does not contain all of the information that is important to you in making an investment decision. This summary is qualified in its entirety by the more detailed information included in this prospectus. Before making your investment decision with respect to our securities, you should carefully read this entire prospectus, including the information under “Risk Factors” and “Cautionary Note Regarding Forward-Looking Statements.”

The Company

Airship AI Holdings, Inc. is a United States (U.S.) owned and operated technology company headquartered in Redmond, Washington. We are a robust AI-driven data management platform that solves complex data challenges for large institutions operating in dynamic and mission-critical environments with rapidly increasing volumes of data being ingested from a similarly rapidly growing number of data sources.

We solve these challenges by structuring “dark” or unstructured data at the edge, the location at which the data is generated and collected, and leveraging purpose-built AI models. Unstructured, or “dark” data, which is typically categorized as qualitative data, cannot be processed and analyzed via conventional data tools and methods. Conversely, structured data, typically categorized as quantitative data, is highly organized and easily decipherable by machine learning algorithms.

Structuring and then analyzing data using AI models at the edge, versus transmitting the data from the edge back to a central processing location for structuring and analysis, enables real-time decision making and data-driven operational efficiency.

We specialize in ingesting all available metadata from edge-based sensors used by government and law enforcement agencies around the world, including surveillance cameras (video), audio, telemetry, acoustic, seismic, and autonomous devices, along with large commercial corporations with fundamentally similar capabilities and requirements.

Data generated by these edge-based sensors, including video, can then be run through our trained AI models to detect objects present within the video frame. Once an object is detected, for example an automobile, additional identifying characteristics of the object can be extracted from the image including the license plate characters and the make, model, and color of the automobile. This process of analyzing, logging and categorizing ingested data is referred to as “structuring” the data.

Airship AI’s software allows customers to view structured data both in real-time as well as to conduct searches on the structured data at a later point in time. Real-time structured data use includes, for example, alarms on a specific license plate or a specific make, model or color of automobile. Non-real-time structured data use includes, for example, searching a database of video data that has been previously ingested and stored to find instances of a particular license plate being visible, along with other logged vehicle characteristics such as make, model and color of an automobile.

Additional edge deployed AI models enable similar object detection and recognition of common and custom trained objects, such as an aircraft, boat, person, animal, bag, or weapon. Airship AI’s models provide similar data points for these object types allowing analysts the ability to be notified in real-time of the detection of a specified object and similarly search for historically detected objects. Examples include detecting aircrafts and boats along with their respective tail numbers and hull registration numbers.

Our AI modelling process starts with pre-trained AI models from our technology ecosystem partners which we then customize using proprietary datasets tailored towards our customers unique workflow requirements. Where customers have pre-existing AI models or engines, we integrate those models or engines into our edge platform allowing customers to leverage proprietary models within the Airship AI software ecosystem.

Our primary offerings include Outpost AI, Acropolis, and Airship Command. Our offerings allow customers to manage their data across the full data lifecycle, when and where they need it, using a highly secure permissioned based architecture.

Additional information regarding our Company, including our audited financial statements and descriptions of our business, is contained in the documents incorporated by reference in this prospectus. See “Where You Can Find More Information” on page 15 and “Information Incorporated by Reference” on page 15 of this prospectus.

Corporate Information

Our principal executive offices are located at 8210 154th Ave NE, Redmond, WA 98052 and our telephone number is (877) 462-4250. Our corporate website address is https://airship.ai. The Company’s website and the information contained on, or that can be accessed through, the website is not deemed to be incorporated by reference in, and is not considered part of, this prospectus.

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SUMMARY OF THE OFFERING

Shares of common stock offered by us	We are registering the primary issuance of an aggregate of up to 16,184,612 shares of Common Stock underlying the Public Warrants.

Shares of common stock offered by the Selling Securityholders

We are registering for resale by the Selling Securityholders up to (i) 12,712,774 shares of Common Stock; (ii) 2,689,902 shares of Common Stock issuable upon the exercise of warrants (the “Converted Warrants”) held by certain of the Selling Securityholders; (iii) 1,758,105 shares of Common Stock issuable upon the exercise of options (the “Converted Options”) held by certain of the Selling Securityholders; and (iv) 931,794 shares of Common Stock issuable upon the conversion of a convertible note (the “Platinum Note”).

Terms of the offering	The Selling Securityholders will determine when and how they will dispose of the shares of Common Stock registered under this prospectus for resale. See “Plan of Distribution.”

Shares of common stock outstanding prior to this offering	31,844,471

Shares of common stock outstanding after this offering

50,718,985 (assuming the exercise for cash of outstanding Public Warrants to purchase 16,184,612 shares of Common Stock and outstanding Converted Warrants to purchase 2,689,902 shares of Common Stock).

Use of proceeds

We will not receive any of the proceeds from the sale of shares of Common Stock by the Selling Securityholders except with respect to amounts received by us from the cash exercise of the Public Warrants and the Converted Warrants. We expect to use the proceeds received from the exercise of such warrants, if any, for working capital and general corporate purposes. See “Use of Proceeds.”

Nasdaq symbols	The Common Stock is listed on The Nasdaq Global Market under the symbol “AISP” and the Public Warrants are listed on The Nasdaq Capital Market under the symbol “AISPW.”

Risk factors

Investing in our securities involves a high degree of risk. You should carefully read the “Risk Factors” beginning on page 8 and in the documents we incorporate by reference in this prospectus for a discussion of factors you should consider carefully before deciding to invest in our securities.

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RISK FACTORS

Before making an investment decision, you should carefully consider the risks described in the sections entitled “Risk Factors” in our most recent Annual Report on Form 10-K and subsequent Quarterly Reports on Form 10-Q, as filed with the SEC, which are incorporated herein by reference in their entirety, as well as any amendment or updates to our risk factors reflected in subsequent filings with the SEC, including the applicable prospectus supplement. Our business, financial condition or results of operations could be materially adversely affected by any of these risks. The trading price of our securities could decline due to any of these risks, and you may lose all or part of your investment. This prospectus and the incorporated documents also contain forward-looking statements that involve risks and uncertainties. Our actual results could differ materially from those anticipated in these forward-looking statements as a result of certain factors, including the risks mentioned elsewhere in this prospectus.

USE OF PROCEEDS

All of the shares of Common Stock offered by the Selling Securityholders pursuant to this prospectus will be sold by the Selling Securityholders for their respective accounts. We will not receive any of the proceeds from these sales.

We may receive up to an aggregate of $72,830,754 from the exercise of the outstanding Public Warrants (each of which is generally exercisable for $4.50 per share), and approximately $4,761,127 from the exercise of the outstanding Converted Warrants (each of which is generally exercisable for $1.77 per share), assuming the exercise in full of all such warrants for cash. There is no assurance that the holders of such warrants will elect to exercise any or all of their warrants. To the extent that Public Warrants are exercised on a “cashless basis,” the amount of cash we would receive from the exercise of the Public Warrants will decrease, potentially to zero. On June 2, 2025, the last reported sales price of our Common Stock was $4.80. The exercise price per share of the Public Warrants is $4.50, and the exercise price per share of the Converted Warrants is $1.77. Cash proceeds associated with the exercises of the Public Warrants and the Converted Warrants are dependent on our stock price and given the recent price volatility of our Common Stock and relative lack of liquidity in our stock, we may not receive any cash proceeds in relation to such outstanding warrants.

We expect to use the net proceeds received from the exercise of such warrants, if any, for working capital and general corporate purposes. Our management will have broad discretion over the use of proceeds from the exercise of such warrants. See “Plan of Distribution.”

7

SELLING SECURITYHOLDERS

The Selling Securityholders may offer and sell, from time to time, any or all of the shares of Common Stock being offered for resale by this prospectus, which consist of:

•

an aggregate of 11,823,258 shares of Common Stock issued as merger consideration in connection with the merger completed in December 2023 (the “Merger”) in exchange for shares of Airship Common Stock held by certain of the Selling Securityholders, which shares were issued at a deemed value of $10.00 per share pursuant to the terms of the merger agreement;

•

an aggregate of 50,000 shares of Common Stock issued to Byte Holdings LP (the “Sponsor”) as founder shares prior to the IPO that were subsequently transferred to third parties upon the closing of the Merger, which shares were purchased by the Sponsor at a price per share of $0.003;

•

an aggregate of 2,689,902 shares of Common Stock issuable upon the exercise of Converted Warrants held by certain of the Selling Securityholders at an exercise price per share of $1.77 issued in connection with the Merger as a result of the conversion of warrants held by certain of the Selling Securityholders who initially received such warrants in consideration for services rendered to Airship AI;

•

an aggregate of 1,758,105 shares of Common Stock issuable upon the exercise of Converted Options held by certain of the Selling Securityholders at an exercise price per share of $0.12 issued in connection with the Merger as a result of the conversion of options held by certain of the Selling Securityholders who initially received such options in consideration for services rendered to Airship AI;

•

an aggregate of 532,945 shares of Common Stock issued to Roth Capital Partners LLC (“Roth”) in satisfaction of fees payable to Roth for financial services and placement agent duties provided to Airship AI in connection with the Merger in the amount of $1,375,000, at a value per share of $2.58;

•

an aggregate of 931,794 shares of Common Stock issuable upon the conversion of the Platinum Note held by Platinum Capital Partners Inc. (“Platinum”) based on assumed conversion price per share of $2.27518;

•

an aggregate of 137,367 shares of Common Stock issued upon the exercise of the Platinum Warrant held by Platinum at an exercise price per share of $3.69717, issued by us to Platinum in a private placement on February 2, 2024 in consideration of the issuance of the Platinum Note;

•

70,502 shares of Common Stock issued upon the conversion of a convertible note (the “Cui Note”) issued by us to Geng Cui in a private placement on October 3, 2023 in the principal amount of $250,000 (and accrued interest) at a conversion price per share of $4.00; and

•

98,702 shares of Common Stock issued upon the conversion of a convertible note (the “White Note”) issued by us to Kelly and Finley White in a private placement on October 3, 2023 in the principal amount of $350,000 (and accrued interest) at a conversion price per share of $4.00.

In addition, this prospectus relates to the issuance of up to 16,184,612 shares of Common Stock that are issuable upon the exercise of the Public Warrants, at an exercise price per share of $4.50, contained in the units sold at a price of $10.00 per unit in the IPO, which shares were previously registered in connection with the Merger.

The Common Stock being registered for resale in connection with this offering will constitute a considerable percentage of our outstanding shares of Common Stock.

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We are registering for resale on behalf of the Selling Securityholders an aggregate of 18,092,575 shares of Common Stock, not including the shares underlying the Public Warrants. The shares of Common Stock being registered for resale in this prospectus (including the shares underlying the warrants but excluding the shares underlying the Public Warrants) constitutes approximately 67.6% of our total outstanding shares. The Selling Securityholders, including Victor Huang, Airship AI’s co-Founder and our Chief Executive Officer, and Derek Xu, Airship AI’s co-Founder and our Chief Operating Officer, beneficial owners of 24.4% and 27.7% of our outstanding shares of Common Stock, respectively, will be able to sell all of their shares for so long as the registration statement of which this prospectus forms a part is available for use. Given the substantial amount of redemptions in connection with the Merger and the relative lack of liquidity in our stock, sales of our Common Stock under the registration statement of which this prospectus is a part could result in a significant decline in the market price of our securities.

In addition, a portion of the shares of Common Stock being registered for resale hereunder were purchased by the Selling Securityholders at prices below the current market price of our Common Stock and, accordingly, may be or are incentivized to sell them under the registration statement of which this prospectus is a part (for example, Platinum received the Platinum Warrant in connection with its investment evidenced by the Platinum Note for no additional consideration and the Sponsor purchased the founder shares that were subsequently transferred to third parties upon the closing of the Merger at a price per share of $0.003). The Selling Securityholders may be incentivized to sell their securities even if the prevailing trading price of such securities is at or significantly below the IPO price, because the prices at which they acquired their shares may be lower than prevailing market prices and/or the prices at which public investors purchased our securities in the open market, and therefore such Selling Securityholders may generate positive rates of return on their investment that would not be available to public shareholders that acquired their securities at higher prices. For example, based on the closing price of our Common Stock of $4.80 per share as of June 2, 2025, (i) the shares purchased by the Sponsor (that were subsequently transferred to third parties upon the closing of the Merger) would experience a potential profit of up to approximately $4.797 per share with respect to sales of the Common Stock received in consideration of the founder shares, (ii) the shares issuable upon the exercise of the Converted Warrants held by certain of the Selling Securityholders at an exercise price per share of $1.77 would experience a potential profit of up to approximately $3.03 per share, (iii) the shares issuable upon the exercise of the Converted Options held by certain of the Selling Securityholders at an exercise price per share of $0.12 would experience a potential profit of up to approximately $4.68 per share, (iv) the shares issued to Roth Capital Partners LLC, in satisfaction of fees payable for financial services and placement agent duties provided to Airship AI in connection with the Merger in the amount of $1,375,000, at a value per share of $2.58, would experience a potential profit of up to approximately $2.22 per share, (v) the shares issuable upon the conversion of the Platinum Note, based on an assumed conversion price per share of $2.27518, would experience a potential profit of up to approximately $2.52482 per share, (vi) the shares issued upon the exercise of the Platinum Warrant, at an exercise price per share of $3.69717, issued to Platinum in consideration of the issuance of the Platinum Note, would experience a potential profit of up to approximately $1.10283 per share, (vii) the shares issued upon the conversion of the Cui Note in the principal amount of $250,000 (and accrued interest) at a conversion price per share of $4.00 would experience a potential profit of up to approximately $0.80 per share, and (viii) the shares issued upon the conversion of the White Note in the principal amount of $350,000 (and accrued interest) at a conversion price per share of $4.00 would experience a potential profit of up to approximately $0.80 per share.

The table below provides, as of the date of this prospectus, information regarding the beneficial ownership of our shares of Common Stock and Warrants of each Selling Securityholder, the number of shares of Common Stock and number of Warrants that may be sold by each Selling Securityholders under this prospectus and that each Selling Securityholders will beneficially own after this offering. We have based percentage ownership on 31,844,471 shares of Common Stock outstanding as of the date of this prospectus.

Because each Selling Securityholder may dispose of all, none or some portion of their securities, no estimate can be given as to the number of securities that will be beneficially owned by a Selling Securityholder upon termination of this offering. For purposes of the table below, however, we have assumed that after termination of this offering none of the securities covered by this prospectus will be beneficially owned by the Selling Securityholder and further assumed that the Selling Securityholder will not acquire beneficial ownership of any additional securities during the offering. In addition, the Selling Securityholder may have sold, transferred or otherwise disposed of, or may sell, transfer or otherwise dispose of, at any time and from time to time, our securities in transactions exempt from the registration requirements of the Securities Act after the date on which the information in the table is presented.

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Unless otherwise indicated below, the address of each Selling Securityholder listed in the tables below is c/o Airship AI Holdings, Inc., 8210 154th Ave NE, Redmond, WA 98052.

Selling Securityholder	Number of Shares Owned Before Offering	Shares Offered Hereby	Number of Shares Owned After Offering	Percentage of Shares Beneficially Owned After Offering
Airship Kirkland Family LP(1)	7,293,908	5,142,458	2,151,450	6.4%
Victor Huang(2)	9,002,348	1,344,951	2,514,939	7.5%
Airship Redmond Family LP(3)	9,470,032	8,438,905	1,031,127	3.2%
Derek Xu(4)	10,889,702	1,344,951	1,105,846	3.5%
Louis Lebedin	100,000	50,000	50,000	*
Roth Capital Partners LLC(5)	532,945	532,945	—	—
Platinum Capital Partners Inc.(6)	1,248,777	1,069,161	179,616	*
Geng Gui	70,502	70,502	—	—
Finley T. White III and Kelly White	98,702	98,702	—	—

* Less than 1%

(1)

Includes (i) 3,767,718 shares of Common Stock, (ii) 1,749,335 shares of Common Stock issuable upon the exercise of Converted Options, (iii) 18,750 shares of Common Stock issuable upon the exercise of vested options, and (iv) 1,758,105 shares of Common Stock covering Converted SARs. After the offering, represents 1,758,105 shares of Common Stock covering the Converted SARs and 18,750 shares of Common Stock issuable upon the exercise of vested options. Victor Huang has voting and dispositive power over the securities held by Airship Kirkland Family LP.

(2)

Includes (i) shares of Common Stock owned by Airship Kirkland Family LP, over which Mr. Huang has voting and dispositive power, (ii) 124,739 shares of Common Stock acquired by Mr. Huang, (iii) 1,344,951 shares of Common Stock issuable upon the exercise of Converted Warrants, (iv) 220,000 shares of Common Stock issuable upon the exercise of outstanding warrants and (v) 18,750 shares of Common Stock issuable upon the exercise of vested options. Excludes the right to receive a number of Earnout Shares, in accordance with and subject to the contingencies set forth in the Merger Agreement.

(3)

Includes (i) 9,470,032 shares of Common Stock and (ii) 18,750 shares of Common Stock issuable upon the exercise of vested options. Derek Xu has voting and dispositive power over the shares owned by Airship Redmond Family LP. After the offering, includes 18,750 shares of Common Stock issuable upon the exercise of vested options.

(4)	Includes (i) shares owned by Airship Redmond Family LP, over which Mr. Xu has voting and dispositive power and (ii) 1,344,951 shares of Common Stock issuable upon the exercise of Converted Warrants.
Excludes the right to receive a number of Earnout Shares, in accordance with and subject to the contingencies set forth in the Merger Agreement.
(5)	The address of the Selling Securityholder is 888 San Clemente Drive, Newport Beach, CA 92660.

(6)

Includes (i) 369,727 shares of Common Stock and (ii) 931,794 shares issuable upon the conversion of the Platinum Note. The Platinum Note may not be converted to the extent that after giving effect to such conversion, Platinum (together with its affiliates) would beneficially own in excess of 4.99% of the Common Stock outstanding immediately after giving effect to such conversion. Harris Stasis has voting and dispositive power over the shares held by Platinum Capital Partners Inc. The address of the Selling Securityholder is 167, Doiranis str, Suite 500, Kallithea, 17673, Athens, Greece.

10

PLAN OF DISTRIBUTION

The Selling Securityholders and any of their respective pledgees, donees, transferees, assignees or other successors-in-interest (collectively referred to herein as “Selling Securityholders”) may, from time to time, sell, transfer or otherwise dispose of any or all of their shares of common stock or interests in shares of common stock on any stock exchange, market or trading facility on which the shares are traded or in private transactions. These dispositions may be at fixed prices, at prevailing market prices at the time of sale, at prices related to the prevailing market price, at varying prices determined at the time of sale, or at negotiated prices.

The Selling Securityholders may use any one or more of the following methods when disposing of shares or interests therein:

•	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

•	block trades in which the broker-dealer will attempt to sell the shares as agent, but may position and resell a portion of the block as principal to facilitate the transaction;

•	through brokers, dealers or underwriters that may act solely as agents;

•	purchases by a broker-dealer as principal and resale by the broker-dealer for their account;

•	an exchange distribution in accordance with the rules of the applicable exchange;

•	privately negotiated transactions;

•	settlement of short sales entered into after the effective date of the registration statement of which this prospectus is a part;

•	distributions to a Selling Securityholder’s employees, partners, members or stockholders;

•

through the writing or settlement of options or other hedging transactions entered into after the effective date of the registration statement of which this prospectus is a part, whether through an options exchange or otherwise;

•	broker-dealers may agree with the Selling Securityholders to sell a specified number of such shares at a stipulated price per share;

•	a combination of any such methods of disposition; and

•	any other method permitted by applicable law.

The Selling Securityholders may also sell shares under Rule 144 or Rule 904 under the Securities Act, if available, or Section 4(a)(1) under the Securities Act, rather than under this prospectus.

Broker-dealers engaged by the Selling Securityholders may arrange for other broker-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the Selling Securityholders (or, if any broker-dealer acts as agent for the purchaser of shares, from the purchaser) in amounts to be negotiated.

The Selling Securityholders may, from time to time, pledge or grant a security interest in some or all of the shares of common stock owned by them and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell the shares of common stock, from time to time, under this prospectus, or under a supplement or amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act amending the list of Selling Securityholders to include the pledgee, transferee or other successors in interest as Selling Securityholders under this prospectus. The Selling Securityholders also may transfer the shares of common stock in other circumstances, in which case the transferees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus.

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In connection with the sale of the shares of common stock or interests therein, the Selling Securityholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the shares of common stock in the course of hedging the positions they assume. The Selling Securityholders may also sell the shares of common stock short and deliver these securities to close out their short positions, or loan or pledge the shares of common stock to broker-dealers that in turn may sell these securities. The Selling Securityholders may also enter into option or other transactions with broker-dealers or other financial institutions or the creation of one or more derivative securities which require the delivery to such broker-dealer or other financial institution of shares of common stock offered by this prospectus, which shares of common stock such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

Each of the Selling Securityholders reserves the right to accept and, together with their agents from time to time, to reject, in whole or in part, any proposed purchase of shares of common stock to be made directly or through agents. We will not receive any of the proceeds from this offering. Upon any exercise of the warrants by payment of cash, however, we will receive the exercise price of the warrants.

The Selling Securityholders and any broker-dealers or agents that participate in the sale of the shares of common stock or interests therein may be “underwriters” within the meaning of Section 2(11) of the Securities Act (it being understood that the Selling Securityholders shall not be deemed to be underwriters solely as a result of their participation in this offering). In such event, any discounts, commissions, concessions or profits they earn on any resale of the shares may be deemed to be underwriting discounts and commissions under the Securities Act. Selling Securityholders who are “underwriters” within the meaning of Section 2(11) of the Securities Act will be subject to the prospectus delivery requirements of the Securities Act.

In addition, a Selling Securityholder that is an entity may elect to make a pro rata in-kind distribution of securities to its members, partners or stockholders pursuant to the registration statement of which this prospectus is a part by delivering a prospectus with a plan of distribution. Such members, partners or stockholders would thereby receive freely tradeable securities pursuant to the distribution through a registration statement.

To the extent required, the shares of common stock to be sold, the names of the Selling Securityholders, the respective purchase prices and public offering prices, the names of any agents, dealers or underwriters, any applicable commissions or discounts with respect to a particular offer will be set forth in an accompanying prospectus supplement or, if appropriate, a post-effective amendment to the registration statement that includes this prospectus.

In order to comply with the securities laws of some states, if applicable, the shares of common stock may be sold in these jurisdictions only through registered or licensed brokers or dealers. In addition, in some states the shares of common stock may not be sold unless they have been registered or qualified for sale or an exemption from registration or qualification requirements is available and is complied with.

We have advised the Selling Securityholders that the anti-manipulation rules of Regulation M under the Exchange Act may apply to sales of shares of common stock in the market and to the activities of the Selling Securityholders and their affiliates. In addition, to the extent applicable we will make copies of this prospectus (as it may be supplemented or amended from time to time) available to the Selling Securityholders for the purpose of satisfying the prospectus delivery requirements of the Securities Act. The Selling Securityholders may indemnify any broker-dealer that participates in transactions involving the sale of the shares against certain liabilities, including liabilities arising under the Securities Act.

We are required to pay all fees and expenses incident to the registration of the shares. We have agreed to indemnify the Selling Securityholders against certain losses, claims, damages and liabilities, including liabilities under the Securities Act and state securities laws, relating to the registration of the shares of Common Stock offered by this prospectus.

We have agreed with the Selling Securityholders to keep the registration statement of which this prospectus constitutes a part effective until all of the Warrants or the shares covered by this prospectus have been disposed of pursuant to and in accordance with the registration statement or the securities have been withdrawn.

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EXPERTS

The consolidated financial statements of Airship AI Holdings, Inc. as of December 31, 2024 and 2023, and for each of the two years in the period ended December 31, 2024, incorporated in this prospectus by reference to its Annual Report on Form 10-K for the year ended December 31, 2024, have been so incorporated in reliance on the report of BPM LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

LEGAL MATTERS

The validity of the securities offered by this prospectus has been passed upon for us by Loeb and Loeb LLP.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. The SEC maintains an Internet website at http://www.sec.gov that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC. Our reports on Forms 10-K, 10-Q and 8-K, and amendments to those reports, are also available for download, free of charge, as soon as reasonably practicable after these reports are filed with, or furnished to, the SEC, at our website at www.airship.ai. Information contained on or accessible through our website is not a part of this prospectus or any prospectus supplement, and the inclusion of our website address in this prospectus is an inactive textual reference only. Statements contained in this prospectus as to the contents of any contract or other document are not necessarily complete, and in each instance we refer you to the copy of the contract or document filed as an exhibit to the registration statement, each such statement being qualified in all respects by such reference.

INFORMATION INCORPORATED BY REFERENCE

The SEC allows us to “incorporate by reference” into this prospectus the information in other documents that we file with it. This means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be a part of this prospectus, and information in documents that we file later with the SEC will automatically update and supersede information contained in documents filed earlier with the SEC or contained in this prospectus.

We incorporate by reference in this prospectus the documents listed below and any future filings that we may make with the SEC under Section 13(a), 13(c), 14, or 15(d) of the Exchange Act in this prospectus, between the date of this prospectus and the termination of the offering of the securities described in this prospectus. We are not, however, incorporating by reference any documents, information or portions thereof deemed to have been furnished and not filed, including any information that we disclose under Items 2.02 or 7.01 of any Current Report on Form 8-K or related exhibits furnished pursuant to Item 9.01 of Form 8-K.

This prospectus and any accompanying prospectus supplement incorporate by reference the documents set forth below that have previously been filed with the SEC:

•	our Annual Report on Form 10-K for the year ended December 31, 2024, filed with the SEC on February 28, 2025 and amended on March 11, 2025;

•	our Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2025, filed with the SEC on May 15, 2025;

•	our Current Reports on Form 8-K, filed with the SEC on March 7, 2025, April 23, 2025 and May 15, 2025; and

•	the description of our capital stock contained in our registration statement on Form 8-A (File No. 001-40222), filed with the SEC on March 16, 2021, and any amendments or supplements thereto or reports filed for the purposes of updating this description, including Exhibit 4.5 to our Annual Report on Form 10-K for the year ended December 31, 2024, filed with the SEC on February 28, 2025 and amended on March 11, 2025.

Any statement contained herein or in any document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for the purposes of this prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or replaces such statement. Any such statement so modified or superseded shall not be deemed to constitute a part of this prospectus, except as so modified or superseded.

You may request, orally or in writing, a copy of any or all of the documents incorporated herein by reference. These documents will be provided to you at no cost, by contacting: Airship AI Holdings, Inc., 8210 154th Ave NE, Redmond, WA 98052. In addition, copies of any or all of the documents incorporated herein by reference may be accessed at our website at www.airship.ai. The information on such website is not incorporated by reference and is not a part of this prospectus.

You should rely only on the information incorporated by reference or provided in this prospectus or any prospectus supplement. We have not authorized anyone to provide you with different information. You should not assume that the information contained in this prospectus or the accompanying prospectus supplement is accurate on any date subsequent to the date set forth on the front of the document or that any information we have incorporated by reference is correct on any date subsequent to the date of the document incorporated by reference, even though this prospectus and any accompanying prospectus supplement is delivered or securities are sold on a later date.

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PART II - INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution.

The following table sets forth the expenses in connection with this registration statement.

$
Securities and Exchange Commission registration fee	$-
Accountant’s fees and expenses	5,000
Legal fees and expenses	15,000
Transfer agent’s fees and expenses	1,000
Printing and related fees	-
Miscellaneous	4,000
Total other expenses	$25,000

Item 15. Indemnification of Directors and Officers.

Section 145(a) of the DGCL provides, in general, that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation), because he or she is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding, if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful.

Section 145(b) of the DGCL provides, in general, that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor because the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification shall be made with respect to any claim, issue or matter as to which he or she shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or other adjudicating court determines that, despite the adjudication of liability but in view of all of the circumstances of the case, he or she is fairly and reasonably entitled to indemnity for such expenses that the Court of Chancery or other adjudicating court shall deem proper.

Section 145(g) of the DGCL provides, in general, that a corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred by such person in any such capacity, or arising out of his or her status as such, whether or not the corporation would have the power to indemnify the person against such liability under Section 145 of the DGCL.

The Company’s charter contains provisions limiting the liability of the members of the Company’s board of directors, and the Company’s bylaws provide that the Company will indemnify each of the members of the Company’s board of directors and officers to the fullest extent permitted under Delaware law. The Company’s bylaws will also provide the board of directors with discretion to indemnify employees and agents of the Company.

The Company has entered into indemnification agreements with each of its directors and executive officers and certain other key employees. The indemnification agreements provide that the Company will indemnify each of its directors and executive officers and such other key employees against any and all expenses incurred by such director, executive officer or other key employee because of his or her status as one of the Company’s directors, executive officers or other key employees, to the fullest extent permitted by Delaware law and the Company’s charter and bylaws. In addition, the indemnification agreements will provide that, to the fullest extent permitted by Delaware law, the Company will advance all expenses incurred by its directors, executive officers and other key employees in connection with a legal proceeding involving his or her status as a director, executive officer or key employee.

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Item 16. Exhibits.

(a) Exhibits

Exhibit No.	Description
2.1†

Merger Agreement, dated June 27, 2023, by and among BYTE Acquisition Corp., BYTE Merger Sub, Inc. and Airship AI Holdings, Inc. (incorporated by reference to Exhibit 2.1 to BYTE Acquisition Corp.’s Current Report on Form 8-K filed with the SEC on June 27, 2023).

2.2

First Amendment to Merger Agreement, dated September 22, 2023, by and among BYTE Acquisition Corp., BYTE Merger Sub, Inc. and Airship AI Holdings, Inc. (incorporated by reference to Exhibit 2.1 to BYTE Acquisition Corp.’s Current Report on Form 8-K filed with the SEC on September 26, 2023).

3.1	Certificate of Incorporation of BYTE Acquisition Corp. (incorporated by reference to Exhibit 3.1 to the registrant’s Current Report on Form 8-K filed with the SEC on December 27, 2023).
3.2

Certificate of Amendment to Certificate of Incorporation of BYTE Acquisition Corp. (incorporated by reference to Exhibit 3.2 to the registrant’s Current Report on Form 8-K filed with the SEC on December 27, 2023).

3.3	Bylaws of Airship AI Holdings, Inc. (incorporated by reference to Exhibit 3.3 to the registrant’s Current Report on Form 8-K filed with the SEC on December 27, 2023).
4.1**	Specimen Common Stock Certificate of Airship AI Holdings, Inc.
4.2	Specimen Warrant Certificate (incorporated by reference to Exhibit 4.3 to BYTE Acquisition Corp.’s Registration Statement on Form S-l (File No. 333-253618), filed with the SEC on February 26, 2021).
4.3

Warrant Agreement, dated March 18, 2021, by and between BYTE Acquisition Corp. and Continental Stock Transfer & Trust Company, as warrant agent (incorporated by reference to Exhibit 4.1 to BYTE Acquisition Corp.’s Current Report on Form 8-K filed with the SEC on March 23, 2021).

4.4

Amended and Restated Common Stock Purchase Warrant issued February 2, 2024 by Airship AI Holdings, Inc. to Platinum Capital Partners Inc. (incorporated by reference to Exhibit 4.1 to the registrant’s Current Report on Form 8-K filed with the SEC on February 6, 2024).

4.5

Warrant Agency Agreement, dated September 3, 2024, between the Company and Equiniti Trust Company, LLC, as warrant agent (incorporated by reference to Exhibit 10.1 to the registrant’s Current Report on Form 8-K filed with the SEC on September 4, 2024).

5.1**	Opinion of Loeb & Loeb LLP.
10.1

Letter Agreement, dated March 18, 2021, by and among BYTE Acquisition Corp., its officers, its directors and Byte Holdings LP (incorporated by reference to Exhibit 10.1 of BYTE Acquisition Corp.’s Current Report on Form 8-K filed with the SEC on March 23, 2021).

10.2

Parent Support Agreement, dated as of June 27, 2023, by and among BYTE Holdings LP, BYTE Acquisition Corp., and Airship AI Holdings, Inc. ((incorporated by reference to Exhibit 10.1 to BYTE Acquisition Corp.’s Current Report on Form 8-K filed with the SEC on June 27, 2023).

10.3

Letter Amendment to Form of Bylaws, dated December 20, 2023, by and between BYTE Acquisition Corp. and Airship AI Holdings, Inc. (incorporated by reference to Exhibit 10.1 to the registrant’s Current Report on Form 8-K filed with the SEC on December 27, 2023).

10.4

Amended and Restated Registration Rights Agreement, dated December 21, 2023 by and among Airship AI Holdings, Inc. and certain of its stockholders (incorporated by reference to Exhibit 10.8 to the registrant’s Current Report on Form 8-K filed with the SEC on December 28, 2023).

10.5

Earnout Escrow Agreement, dated December 21, 2023 by and between Airship AI Holdings, Inc. and Continental Stock Transfer & Trust Company (incorporated by reference to Exhibit 10.9 to the registrant’s Current Report on Form 8-K filed with the SEC on December 28, 2023).

10.6	Form of Indemnification Agreement (incorporated by reference to Exhibit 10.10 to the registrant’s Current Report on Form 8-K filed with the SEC on December 28, 2023).
10.7+	2023 Airship AI Holdings, Inc. Equity Incentive Plan (incorporated by reference to Annex C to BYTE Acquisition Corp.’s prospectus filed with the SEC on dated December 5, 2023.).

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10.8

Lease, dated as of December 22, 2020, by and between JDL Digital Systems Inc. DBA Airship Industries, Inc. and Langtree Development Company, LLC (incorporated by reference to Exhibit 10.15 of BYTE Acquisition Corp.’s Amendment No. 1 to Registration Statement on Form S-4 (File No. 333-274464), filed with the SEC on October 18, 2023).

10.9

Sublease Agreement, effective July 13, 2023, by and between Helion Energy, Inc. and JDL Systems, Inc. (incorporated by reference to Exhibit 10.16 of BYTE Acquisition Corp.’s Amendment No. 1 to Registration Statement on Form S-4 (File No. 333-274464), filed with the SEC on October 18, 2023).

10.10

Senior Secured Convertible Promissory Note issued June 22, 2023 by Airship AI Holdings, Inc. to Platinum Capital Partners Inc. (incorporated by reference to Exhibit 10.17 of BYTE Acquisition Corp.’s Amendment No. 1 to Registration Statement on Form S-4 (File No. 333-274464), filed with the SEC on October 18, 2023).

10.11

Amended and Restated Senior Secured Convertible Promissory Note issued February 2, 2024 by Airship AI Holdings, Inc. to Platinum Capital Partners Inc. (incorporated by reference to Exhibit 10.1 to the registrant’s Current Report on Form 8-K filed with the SEC on February 6, 2024).

10.12

Amended and Restated Security Agreement dated February 2, 2024 between Airship AI Holdings, Inc. and Platinum Capital Partners Inc. (incorporated by reference to Exhibit 10.2 to the registrant’s Current Report on Form 8-K filed with the SEC on February 6, 2024).

10.13

Amended and Restated Guaranty dated February 2, 2024 between Airship AI Holdings, Inc., Platinum Capital Partners Inc. (incorporated by reference to Exhibit 10.3 to the registrant’s Current Report on Form 8-K filed with the SEC on February 6, 2024).

10.14

Amended and Restated Subordination Agreement dated February 2, 2024 between Airship AI Holdings, Inc. and Platinum Capital Partners Inc. (incorporated by reference to Exhibit 10.4 to the registrant’s Current Report on Form 8-K filed with the SEC on February 6, 2024).

10.15

Extension Agreement between Airship AI Holdings, Inc. and Platinum Capital Partners Inc. dated June 22, 2024. (incorporated by reference to Exhibit 10.1 to the registrant’s Current Report on Form 8-K filed with the SEC on June 24, 2024).

10.16

Placement Agency Agreement dated August 29, 2024, between the Company and Roth Capital Partners, LLC and The Benchmark Company, LLC (incorporated by reference to Exhibit 10.1 of the registrant’s Current Report on Form 8-K filed with the SEC on September 4, 2024).

10.17

Securities Purchase Agreement, dated August 29, 2024, between the Company and the purchaser party thereto (incorporated by reference to Exhibit 10.2 of the registrant’s Current Report on Form 8-K filed with the SEC on September 4, 2024).

10.18

Form of Lock-up Agreement (incorporated by reference to Exhibit 10.16 of the registrant’s Amendment No. 1 to Registration Statement on Form S-1 (File No. 333-281333), filed with the SEC on August 22, 2024).

10.19

Master Loan Agreement dated September 27, 2024 by and between the Company and Victor Huang (incorporated by reference to Exhibit 10.4 of the registrant’s Quarterly Report on Form 10-Q filed with the SEC on November 14, 2024).

10.20

Offering Agreement, dated April 23, 2025, by and between the Company and Roth Capital Partners, LLC, as sales agent (incorporated by reference to Exhibit 10.1 of the registrant’s Current Report on Form 8-K filed with the SEC on April 23, 2025).

10.21*+	Employment Agreement dated March 4, 2025 by between the Company and Paul Allen.
16.1	Letter from Marcum LLP, dated December 28, 2023 (incorporated by reference to Exhibit 16.1 to the registrant’s Current Report on Form 8-K filed with the SEC on December 28, 2023).
21.1	List of Subsidiaries (incorporated by reference to Exhibit 21.1 to the registrant’s Current Report on Form 8-K filed with the SEC on December 28, 2023).
23.1	Consent of BPM LLP — independent registered public accounting firm.
23.2	Consent of Loeb & Loeb LLP (included as part of Exhibit 5.1 hereto).
24.1*	Power of Attorney.
107**	Calculation of Registration Fee Table.

*	Filed herewith.
**	Previously filed
+	Indicates a management or compensatory plan.
†	Certain schedules and similar attachments to this Exhibit have been omitted in accordance with Item 601(a)(5) of Regulation S-K. The registrant agrees to furnish supplementally a copy of any omitted exhibit or schedule to the SEC upon request.

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Item 17. Undertakings.

(a) The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (i), (ii) and (iii) do not apply if the registration statement is on Form S-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act to any purchaser:

(i) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which the prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; and

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(5) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(h) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Redmond, State Washington of on June 6, 2025.

Airship AI Holdings, Inc.

By:	/s/ Victor Huang
Name: Victor Huang
Title: Chief Executive Officer

POWER OF ATTORNEY

Each person whose signature appears below hereby constitutes and appoints Victor Huang and Mark E. Scott, and each of them singly, as the individual’s true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for the person and in his or her name, place and stead, in any and all capacities, to sign this Registration Statement and any or all amendments, including post-effective amendments to the Registration Statement, including a prospectus or an amended prospectus therein and any Registration Statement for the same offering that is to be effective upon filing pursuant to Rule 462 under the Securities Act, and all other documents in connection therewith to be filed with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact as agents or any of them, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement and power of attorney have been signed by the following persons in the capacities and on June 6, 2025.

Signature	Title

/s/ Victor Huang	Chief Executive Officer and Chairman of the Board
Victor Huang	(Principal Executive Officer)

/s/ Mark E. Scott	Chief Financial Officer
Mark E. Scott	(Principal Financial and Accounting Officer)

/s/ Derek Xu	Chief Operating Officer and Director
Derek Xu

/s/ Peeyush Ranjan	Director
Peeyush Ranjan

/s/ Louis Lebedin	Director
Louis Lebedin

/s/ Amit Mital	Director
Amit Mital

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